EXHIBIT 4.4

                                        NOTE


$12,500,000                                                    December 17, 1997
                                                               Chicago, Illinois



           On the Termination Date (as defined in the Credit Agreement referred to below), the undersigned, for value received, promises to pay to the order of BankBoston, N.A. at the principal office of Bank of America National Trust and Savings Association (the "AGENT"), in Chicago, Illinois, Twelve Million, Five Hundred Thousand Dollars ($12,500,000) or, if less, the aggregate unpaid amount of all Loans made by the payee to the undersigned pursuant to the Credit Agreement (as shown in the records of the payee or, at the payee's option, on the schedule attached hereto and any continuation thereof).

           The undersigned further promises to pay interest on the unpaid principal amount of each Loan evidenced hereby from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

           This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement dated as of December 17, 1997 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the undersigned, certain financial institutions (including the payee) and the Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or may have its due date accelerated.

           In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.
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           This Note is made under and governed by the laws of the State of
Illinois applicable to contracts made and to be performed entirely within such State.


                                U S LIQUIDS INC.

                                                 By:____________________________
                                                 Name Printed:__________________
                                                 Title:_________________________
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Schedule Attached to Note dated December 17, 1997 of U S LIQUIDS INC. payable to the order of BANKBOSTON, N.A.
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                              Amount of                                                    Amount                 Notation
       Date                     Loan                      Maturity Date                    Repaid                 Made By
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
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